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                                                                   Exhibit 10.12

                               SERVICES AGREEMENT

      Agreement made and entered into this 10th day of April, 2001 between Delft Instruments, N.V. and Affiliates ("DI") and Bruker AXS Inc. ("BAXS").

                                   WITNESSETH:

      WHEREAS, pursuant to a certain Purchase Agreement of even date herewith among the parties hereto and certain other parties (the "Purchase Agreement"), BAXS, directly and indirectly, purchased what were known as the Nonius operations of DI (the "Business");

      WHEREAS, the Business may require from time to time after the date hereof the provision of certain services previously provided to the Business by DI or its Affiliates (as defined in the Purchase Agreement); and

      WHEREAS, DI is willing to provide such services subject to the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties hereto hereby agree as follows:

      1.    a. As used in this Agreement, "Services" shall mean the following:

            (i) Building services, provided by Rontgenwegbeheer B.V. at the Delft facility for:

                   - Rent of space, energy costs, security services, cleaning services, "ARBO" (working conditions and occupational safety) services, BHV (emergency) services, canteen services, telephone


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                        switchboard/reception services and post-office services,
                        with total annual costs of DFL 377.783,- ex: VAT.

            (ii) ICT services, provided by Rontgenwegbeheer B.V. at the Delft facility for:

                   - Support on Baan MRP software, network, servers, CAD, mail/internet with total annual costs of DFL 187.100,- ex. VAT.

            (iii) Variable services, provided by Rontgenwegbeheer B.V. at the Delft facility for:

                   - Postage, phone and fax costs and coffee machines with costs based on actual usage; estimated costs for 2001 DFL 18.400,- ex. VAT.

            (iv) Operational support services, provided by Enraf B.V. at the Delft facility for:

                   - Payroll administration & personnel affairs with total annual costs of DFL 34.428,- ex. VAT.

                   - Expedition services with total annual costs of DFL 60.060,- ex. VAT.

                   - Order Handling services with total annual costs of DFL 36.384,- ex. VAT.

            (v) Building services, provided by Enraf UK Ltd. at the Romford facility for:

                   - Rent of space, energy costs, security services, cleaning services, telephone switchboard/reception services and post-office services, with total annual costs of GBP 25.000,- ex. VAT.


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            (vi)   Building services, provided by Delft Instruments BRD GmbH at the Solingen facility for:

                   - Rent of space, energy costs, security services, cleaning services, and telephone switchboard with total annual costs of DEM 33.702,- ex. VAT.

            (vii) Variable services, provided by Delft Instruments BRD GmbH at the Solingen facility for:

                   - phone and fax fees with costs based on actual usage; estimated costs for 2001 DEM 2.400,- ex. VAT.

            (viii) Administration services, provided by Enraf GmbH at the
                   Solingen facility for:

                   - Administrative and controlling, with total annual costs of DEM 30.000,- ex. VAT.

                        b. As used in this Agreement, "Space" shall mean the portion of DI's facilities in Delft, The Netherlands, Solingen, Germany and Romford, UK, occupied by the Nonius operations prior to the date hereof comprised of:

                   - 1.421 m2 office/manufacturing and 987 m3 warehouse at the Delft facility

                   -    153 m2 office/manufacturing at the Solingen facility

                   -    730 sqft. office/manufacturing at the Romford facility.

      2. The services as described above will commence as of the date hereof for:


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            1.a.i.    the duration of at least twenty (20) months until
            terminated by BAXS by written notice to DI at least ninety (90) days prior to the termination date,

            l.a.ii.   the duration of at least twelve (12) months until
            terminated by BAXS by written notice to DI at least ninety (90) days prior to the termination date. However, the termination will require the negotiation of a separate purchase agreement between DI and BAXS for the IT infrastructure no longer supported.

            1.a.iii. until terminated by BAXS by written notice to DI at least ninety (90) days prior to the termination date,

            1.a.iv.   the duration of at least twenty (20) months until
            terminated by BAXS by written notice to DI at least ninety (90) days prior to the termination date,

            1.a.v.    the duration of six (6) months unless Enraf UK Ltd. is
            willing to stop the provision of these services prior to the termination date,

            1.a.vi.   the duration of three (3) months,

            1.a.vii. until terminated by BAXS by written notice to DI at least thirty (30) days prior to the termination date,

            1.a.viii. the duration of three (3) months.

      3. DI shall make the services available at the conditions set out above.

      4. The amounts due under this agreement shall be paid in equal monthly increments no later than 30 days after the start of each calendar month and shall be pro-rated for any partial calendar month, whereas it must be noted


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            that in case BAXS leaves the Delft facility after fifteen (15)
            months and before the expiration time of twenty (20) months, the income generated on the vacant space will be offset against the amounts due under section 1.a.i.

      5. DI shall provide such of the Services as BAXS may order by written notice to DI from time to time at least 3 days in advance of the desired commencement of the Services. BAXS shall have the right to halt the provision of any one or more of the Services at any time by at least 3 days written notice to DI, without having effect on the duration periods as described in section 2.

      6. All Services shall be provided by DI in the same manner as provided by DI to Nonius operations prior to the date hereof, whereby it must be noted that in case the ICT services, provided by Rontgenwegbeheer B.V. at the Delft facility are outsourced to ICL, the total annual costs of ICT services will not be adjusted.

      7. This Agreement shall be construed in accordance with the laws of The Netherlands.

      8. This Agreement constitutes the entire agreement between the parties concerning its subject matter.

      EXECUTED as of the date first written above.

DELFT INSTRUMENTS, N.V.

By:   /s/ N. Dekker
   -------------------

Title: N. Dekker
      ----------------

BRUKER AXS INC.

By:   /s/ M. HAASE
   -------------------

Title: President & CEO
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